EXHIBIT 99.2

NOTICE OF FULL REDEMPTION

TO THE HOLDERS OF
HISTORIC LIFEPOINT HOSPITALS, INC.
(Formerly LifePoint Hospitals, Inc.)
4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2009
*CUSIP NUMBER: 53219LAE9, U53039AA8 OR 53219LAD1

NOTICE IS HEREBY GIVEN, pursuant to the terms of the above-described Notes (the “Notes”) and Section 3.01 and the other terms of the Indenture dated as of May 22, 2002, amended by the First Supplemental Indenture dated as of April 15, 2005 (collectively, the “Indenture”), by and among U.S. Bank National Association (as successor in interest to National City Bank) (the “Trustee”), Historic LifePoint Hospitals, Inc. (the “Company”) and LifePoint Hospitals, Inc., that pursuant to paragraph 6 of the Notes and the terms of the Indenture, the Company will redeem on June 15, 2005 (the “Redemption Date”) all of the $221,000,000 aggregate principal amount of the outstanding Notes at a price equal to 102.571% of their principal amount plus accrued and unpaid interest from June 1, 2005 to, but excluding, the Redemption Date (the “Redemption Price”). The amount of accrued and unpaid interest to be paid on the Redemption Date will be $386,750.00 in the aggregate, or $1.75 per $1,000 principal amount of Notes.

Pursuant to Section 10.11 of the Indenture, as a result of the completion of the business combination of the Company and Province Healthcare Company under a new holding company named LifePoint Hospitals, Inc. on April 15, 2005, the Notes are convertible into shares of common stock, par value of $0.01 per share of LifePoint Hospitals, Inc. (“Common Stock”). The Notes are convertible at the option of the holder at any time on or prior to the close of business on the business day immediately preceding the Redemption Date at a conversion rate of 21.1153 shares of Common Stock per $1,000 principal amount of Notes, or an effective conversion price of approximately $47.36 per share, and the securities will cease to be convertible thereafter.

Holders who wish to convert Notes must satisfy the requirements set forth in Article X of the Indenture (and paragraph 9 of the Notes) and deliver the Notes to be converted to U.S. Bank National Association (as successor in interest to National City Bank) (the “Conversion Agent”) at PO Box 64111, St Paul MN 55164-0111, (by registered mail) or 60 Livingston Avenue, 1st Fl Bond Drop Window, St Paul MN 55107 (by hand or overnight mail), Attention: Corporate Trust Services.

Unless the Company defaults in paying the Redemption Price, interest will cease to accrue on the redeemed Notes on and after the Redemption Date.

Payment of the Redemption Price will be made, UPON PRESENTATION AND SURRENDER of such Notes on and after the Redemption Date to U.S. Bank National Association (as successor in interest to National City Bank) (the “Paying Agent”) at One Financial Square, Louisville, Kentucky 40202, Attention: Corporate Trust.

Holders should consult their tax advisors regarding the tax consequences to them of receiving the Redemption Price in redemption of their Notes or converting their Notes into Common Stock.

Historic LifePoint Hospitals, Inc.

     By: U.S. Bank National Association (as successor in
     interest to National City Bank) as Trustee

DATED: May 16, 2005

*This CUSIP number has been assigned by Standard & Poor’s Corporation and is included solely for the convenience of the holders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the Notes or as indicated in this Notice of Redemption.

NOTICE

Under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “Act”), the Paying Agent may be obligated to withhold that percentage of the redemption price designated in the Act for this current year from any Holder who has failed to furnish the Paying Agent with a valid taxpayer identification number or a certification that such Holder is not subject to backup withholding under the Act. Holders who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting their Notes.